Exhibit 99.1

Riverbed Technology Reports Record Revenue for Third Quarter Fiscal 2011

•	Total revenue increases more than 28% year-over-year

•	Reports highest operating profit in company’s history

Riverbed Technology (NASDAQ:RVBD), the IT performance company, today reported financial results for its third quarter ended September 30, 2011 (Q3’11).

Reporting on a GAAP basis, revenue for Q3’11 was $190 million, an increase of 28% from $148 million of GAAP revenue reported in the third quarter of fiscal year 2010 (Q3’10). Non-GAAP revenue increased 29% to $191 million.

GAAP net income for Q3’11 was $19 million, or $0.12 per share. This compares to GAAP net income of $14 million, or $0.09 per diluted share, in Q3’10. Non-GAAP net income for Q3’11 was $40 million, or $0.24 per diluted share, as compared to non-GAAP net income for Q3’10 of $27 million, or $0.17 per diluted share.

“We are very pleased with our third quarter financial results,” said Jerry M. Kennelly, Riverbed® president and CEO. “We were able to generate record revenue and strong sequential and year-over-year growth against the backdrop of an uncertain global economy. We achieved record non-GAAP operating margin of 30% and record non-GAAP net income of $40 million during a quarter in which we closed two acquisitions. Riverbed has evolved into a company that delivers a performance platform to dramatically improve IT. Our market position is stronger than ever and we are excited about the opportunity before us.”

“Our third quarter results underscore the compelling value Riverbed delivers to customers and the strength of our operating model and balance sheet,” said Randy S. Gottfried, Riverbed chief financial officer. “During the third quarter we generated $90 million in cash flow from operations. We exited the period with $559 million in cash and investments after repurchasing $20 million of Riverbed shares and paying out $120 million for acquisitions.”

Q3’11 Financial Highlights

•	Total non-GAAP revenue grew 29% year-over-year to $191 million

•	Product revenue grew 28% year-over-year to $132 million

•	Non-GAAP service revenue grew 30% year-over-year to $59 million

•	Record non-GAAP gross margin of 79.0%, compared to 78.0% in Q3’10

•	Record non-GAAP operating profit of $57 million, increased 38% year-over-year

•	Record non-GAAP operating margin of 30.1%, compared to 28.1% in Q3’10

•	Record non-GAAP net income of $40 million, increased 51% year-over-year

•	Deferred revenue grew 37% year-over-year to $148 million

Q3’11 Business Highlights

•

Acquired two privately-owned companies, Zeus Technology and Aptimize Limited, broadening our product solution set to include Application Delivery Controllers (ADC) and extending our total addressable market opportunity.

•

Identified as the WAN optimization controller Advanced Platform worldwide market share leader for Q211 based on revenue in the Gartner report, “Market Share: Application Acceleration Equipment, Worldwide, 2Q11” published by J. Skorupa, N. Pham on September 27, 2011.

•

Selected for this year’s InformationWeek 500, an annual listing of the nation’s most innovative users of business technology. Riverbed was selected based on its innovation and successful entry into two new markets — public cloud and cloud storage.

•

Announced Steelhead(R) appliance solutions accelerate VMware vSphere(R) Replication, a new feature of VMware vCenter(TM) Site Recovery Manager(TM) 5. The combination of the Riverbed and VMware solutions address the challenges of replicating data across the WAN in cloud and virtualized environments.

Conference Call

Riverbed will host a conference call today, October 19, 2011, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its third quarter 2011 results and outlook for the fourth quarter of 2011. The call will be broadcast live over the Internet at www.riverbed.com/investors. A replay of the conference call will also be available via webcast for 12 months.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income, non-GAAP gross margin and non-GAAP operating margin, that we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects, adjustments related to our tax valuation allowance and the interim tax cost of the one-time transfer of intellectual property rights between Riverbed legal entities:

Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. The book value of the acquisition deferred support revenue was reduced by $4 million in the adjustment to fair value. Because these are typically one-year contracts, our GAAP revenues for an one year period subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related and other expenses: We incur significant expenses in connection with our acquisitions and also incurred certain other operating expenses, which we would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of transaction costs, costs for transitional employees, other acquired employee related retention costs, integration related professional services, adjustments to the fair value of the acquisition related contingent consideration and foreign exchange losses on the acquisition related contingent consideration. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to expected future growth. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the expense and impact of legal proceedings; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-K filed with the SEC for the period ended December 31, 2010, and our subsequent Forms 10-Q filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed

Riverbed delivers performance for the globally connected enterprise. With Riverbed, enterprises can successfully and intelligently implement strategic initiatives such as virtualization, consolidation, cloud computing, and disaster recovery without fear of compromising performance. By giving enterprises the platform they need to understand, optimize and consolidate their IT, Riverbed helps enterprises to build a fast, fluid and dynamic IT architecture that aligns with the business needs of the organization.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

renee.lyall@riverbed.com

###

Riverbed Technology, Inc.

GAAP Condensed Consolidated Statements of Operations

In thousands, except per share amounts

Unaudited

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Revenue:
Product	$132,061	$102,841	$361,073	$262,083
Support and services	57,722	44,965	162,568	124,373

Total revenue	189,783	147,806	523,641	386,456

Cost of revenue:
Cost of product	26,968	21,889	74,386	57,133
Cost of support and services	17,998	12,878	49,633	36,476

Total cost of revenue	44,966	34,767	124,019	93,609

Gross profit	144,817	113,039	399,622	292,847

Operating expenses:
Sales and marketing	70,208	56,517	195,029	158,575
Research and development	30,999	21,951	89,250	61,500
General and administrative	15,353	12,078	43,949	34,393
Acquisition-related costs	2,732	—	4,124	2,725

Total operating expenses	119,292	90,546	332,352	257,193

Operating profit	25,525	22,493	67,270	35,654

Other income (expense), net	(151)	384	688	683

Income before provision for income taxes	25,374	22,877	67,958	36,337
Provision for income taxes	6,049	8,967	24,305	14,790

Net income	$19,325	$13,910	$43,653	$21,547

Net income per share, basic	$0.12	$0.10	$0.28	$0.15
Net income per share, diluted	$0.12	$0.09	$0.26	$0.14

Shares used in computing basic net income per share	155,367	145,978	153,981	143,662
Shares used in computing diluted net income per share	167,031	157,930	166,920	153,546

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

	September 30,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$153,856	$165,726
Short-term investments	321,829	259,245
Trade receivables, net	70,614	50,726
Inventory	15,399	15,180
Deferred tax assets	17,034	20,832
Prepaid expenses and other current assets	30,191	30,958

Total current assets	608,923	542,667

Long-term investments	83,575	76,169
Fixed assets, net	27,745	21,522
Goodwill	117,689	25,653
Intangible assets, net	73,449	30,789
Deferred tax assets, non-current	45,728	35,775
Other assets	22,577	3,506

Total assets	$979,686	$736,081

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,419	$27,015
Accrued compensation and related benefits	32,393	32,915
Other accrued liabilities	48,026	18,813
Deferred revenue	114,425	89,026

Total current liabilities	232,263	167,769

Deferred revenue, non-current	33,295	26,511
Other long-term liabilities	21,833	4,381

Total long-term liabilities	55,128	30,892

Stockholders’ equity:
Common stock	633,028	518,052
Retained earnings	62,962	19,309
Accumulated other comprehensive income (loss)	(3,695)	59

Total stockholders’ equity	692,295	537,420

Total liabilities and stockholders’ equity	$979,686	$736,081

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

Unaudited

	Nine months ended September 30,
	2011	2010
Operating activities:
Net income	$43,653	$21,547
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,477	11,388
Stock-based compensation	68,000	50,496
Deferred taxes	(6,463)	(10,267)
Excess tax benefit from employee stock plans	(34,482)	(9,600)
Changes in operating assets and liabilities:
Trade receivables	(15,892)	4,792
Inventory	(219)	(3,603)
Prepaid expenses and other assets	(14,405)	(3,377)
Accounts payable	7,982	12,906
Accruals and other liabilities	6,354	14,385
Acquisition-related contingent consideration	1,552	(5,249)
Income taxes payable	42,546	8,355
Deferred revenue	32,184	21,492

Net cash provided by operating activities	147,287	113,265

Investing activities:
Capital expenditures	(12,017)	(7,876)
Purchase of available for sale securities	(504,074)	(430,659)
Proceeds from maturities of available for sale securities	294,511	307,970
Proceeds from sales of available for sale securities	135,926	40,862
Acquisitions, net of cash acquired	(120,179)	—

Net cash used in investing activities	(205,833)	(89,703)

Financing activities:
Acquisition-related contingent consideration	—	(9,909)
Proceeds from issuance of common stock under employee stock plans, net of repurchases	41,996	40,504
Cash used to net share settle equity awards	(10,088)	(2,300)
Payments for repurchases of common stock	(20,017)	—
Excess tax benefit from employee stock plans	34,482	9,600

Net cash provided by financing activities	46,373	37,895
Effect of exchange rate changes on cash and cash equivalents	303	129

Net increase (decrease) in cash and cash equivalents	(11,870)	61,586
Cash and cash equivalents at beginning of period	165,726	67,749

Cash and cash equivalents at end of period	$153,856	$129,335

Riverbed Technology, Inc.

Supplemental Financial Information

In thousands

Unaudited

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2011	2011	2010	2011	2010
Revenue by Geography

United States	$106,326	$96,516	$80,839	$293,181	$202,970
Europe, Middle East and Africa	49,847	40,028	38,405	128,924	106,660
Rest of the world	33,610	33,751	28,562	101,536	76,826

Total revenue	$189,783	$170,295	$147,806	$523,641	$386,456

As a percentage of total revenues:
United States	56%	57%	55%	56%	53%
Europe, Middle East and Africa	26%	23%	26%	25%	28%
Rest of the world	18%	20%	19%	19%	19%

Total revenue	100%	100%	100%	100%	100%

Revenue by Sales Channel

Direct	$7,068	$9,705	$7,721	$25,028	$23,999
Indirect	182,715	160,590	140,085	498,613	362,457

Total revenue	$189,783	$170,295	$147,806	$523,641	$386,456

As a percentage of total revenues:
Direct	4%	6%	5%	5%	6%
Indirect	96%	94%	95%	95%	94%

Total revenue	100%	100%	100%	100%	100%

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended			Nine months ended
GAAP to Non-GAAP Reconciliations:	September 30,	June 30,	September 30,	September 30,
	2011	2011	2010	2011	2010
Reconciliation of Support and Service Revenue:
U.S. GAAP as reported	$57,722	$53,435	$44,965	$162,568	$124,373
Adjustments:
Deferred revenue adjustment (6)	813	—	—	813	—

As Adjusted	$58,535	$53,435	$44,965	$163,381	$124,373

Reconciliation of Total Revenue:
U.S. GAAP as reported	$189,783	$170,295	$147,806	$523,641	$386,456
Adjustments:
Deferred revenue adjustment (6)	813	—	—	813	—

As Adjusted	$190,596	$170,295	$147,806	$524,454	$386,456

Reconciliation of Gross Profit:
U.S. GAAP as reported	$144,817	$130,197	$113,039	$399,622	$292,847
Adjustments:
Stock-based compensation (1)	1,834	2,011	1,487	5,586	4,361
Payroll tax on stock-based compensation (2)	20	167	54	426	128
Amortization on intangibles (3)	2,880	1,607	740	6,047	2,220
Inventory fair value adjustment (4)	120	125	—	359	—
Deferred revenue adjustment (6)	813	—	—	813	—

As adjusted	$150,484	$134,107	$115,320	$412,853	$299,556

Reconciliation of Gross Margin:
U.S. GAAP as reported	76.3%	76.5%	76.5%	76.3%	75.8%
Adjustments:
Stock-based compensation (1)	1.0%	1.1%	1.0%	1.0%	1.1%
Payroll tax on stock-based compensation (2)	0.0%	0.1%	0.0%	0.1%	0.0%
Amortization on intangibles (3)	1.5%	0.9%	0.5%	1.2%	0.6%
Inventory fair value adjustment (4)	0.1%	0.1%	0.0%	0.1%	0.0%
Deferred revenue adjustment (6)	0.1%	0.0%	0.0%	0.0%	0.0%

As Adjusted	79.0%	78.7%	78.0%	78.7%	77.5%

Reconciliation of Operating Profit:
U.S. GAAP as reported	$25,525	$20,213	$22,493	$67,270	$35,654
Adjustments:
Stock-based compensation (1)	22,504	23,555	17,331	68,000	50,496
Payroll tax on stock-based compensation (2)	234	1,507	516	3,900	1,513
Amortization on intangibles (3)	3,968	2,171	1,195	8,262	3,585
Acquisition-related costs (5)	4,200	2,772	—	6,942	4,156
Inventory fair value adjustment (4)	120	125	—	359	—
Deferred revenue adjustment (6)	813	—	—	813	—

As Adjusted	$57,364	$50,343	$41,535	$155,546	$95,404

Reconciliation of Operating Margin:
U.S. GAAP as reported	13.4%	11.9%	15.2%	12.8%	9.2%
Adjustments:
Stock-based compensation (1)	11.8%	13.8%	11.8%	13.0%	13.1%
Payroll tax on stock-based compensation (2)	0.1%	0.9%	0.3%	0.7%	0.4%
Amortization on intangibles (3)	2.1%	1.3%	0.8%	1.6%	0.9%
Acquisition-related costs (5)	2.2%	1.6%	0.0%	1.3%	1.1%
Inventory fair value adjustment (4)	0.1%	0.1%	0.0%	0.1%	0.0%
Deferred revenue adjustment (6)	0.4%	0.0%	0.0%	0.2%	0.0%

As Adjusted	30.1%	29.6%	28.1%	29.7%	24.7%

	Three months ended			Nine months ended
GAAP to Non-GAAP Reconciliations:	September 30,	June 30,	September 30,	September 30,
	2011	2011	2010	2011	2010
Reconciliation of Net Income:
U.S. GAAP as reported	$19,325	$11,283	$13,910	$43,653	$21,547
Adjustments:
Stock-based compensation (1)	22,504	23,555	17,331	68,000	50,496
Payroll tax on stock-based compensation (2)	234	1,507	516	3,900	1,513
Amortization on intangibles (3)	3,968	2,171	1,195	8,262	3,585
Acquisition-related costs (5)	4,681	2,772	—	7,423	4,156
Inventory fair value adjustment (4)	120	125	—	359	—
Deferred revenue adjustment (6)	813	—	—	813	—
Income tax adjustments (7)	(11,565)	(6,527)	(6,333)	(23,588)	(20,644)

As Adjusted	$40,080	$34,886	$26,619	$108,822	$60,653

Reconciliation of Net Income per share, diluted:
U.S. GAAP as reported	$0.12	$0.07	$0.09	$0.26	$0.14
Adjustments:
Stock-based compensation (1)	0.14	0.14	0.11	0.42	0.33
Payroll tax on stock-based compensation (2)	—	0.01	—	0.02	0.01
Amortization on intangibles (3)	0.02	0.01	0.01	0.05	0.02
Acquisition-related costs (5)	0.03	0.02	—	0.04	0.03
Income tax adjustments (7)	(0.07)	(0.04)	(0.04)	(0.14)	(0.13)

As Adjusted	$0.24	$0.21	$0.17	$0.65	$0.40

Non-GAAP Net income per share, basic	$0.26	$0.23	$0.18	$0.71	$0.42
Non-GAAP Net income per share, diluted	$0.24	$0.21	$0.17	$0.65	$0.40

Shares used in computing basic net income per share (8)	155,367	154,543	145,978	153,981	143,662
Shares used in computing diluted net income per share (8)	167,031	167,270	157,930	166,920	153,546

Non-GAAP adjustments:
Support and services revenue	$813	$—	$—	$813	$—
Cost of product	3,250	2,018	877	7,210	2,623
Cost of support and services	1,604	1,892	1,404	5,208	4,086
Sales and marketing	10,593	10,699	7,904	31,415	23,723
Research and development	7,699	8,764	4,923	23,769	14,775
General and administrative	5,148	5,365	3,934	15,767	11,818
Other acquisition costs	2,732	1,392	—	4,094	2,725
Other expense (9)	481	—	—	481	—
Provision for income taxes	(11,565)	(6,527)	(6,333)	(23,588)	(20,644)

Total Non-GAAP Adjustments	$20,755	$23,603	$12,709	$65,169	$39,106

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2)	Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3)	The intangible assets recorded at fair value as a result of our acquisition are amortized over the estimated useful life of the respective asset.
(4)	The inventory fair value adjustment recorded pursuant to our acquisition is excluded from our non-GAAP operating expenses as this cost would not have otherwise occurred in the period presented.
(5)	We incurred expenses in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs or credits are excluded from our non-GAAP operating expenses.
(6)	Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(7)	The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate includes adjustments to our tax valuation allowance on deferred tax assets and excludes the interim tax cost of the one-time transfer of intellectual property rights between our legal entities.
(8)	Shares used in computing basic and diluted net income per share is reflective of the stock split for all periods presented.
(9)	We incurred expenses, including revaluation of the contingent consideration, in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our other income (expense); therefore, these costs are excluded from our non-GAAP other income (expense).